Exhibit 10.36

Execution Version

THIS AGREEMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 28, 2018, BY AND AMONG, AMONG OTHERS, SUBORDINATED CREDITOR AND GORDON BROTHERS FINANCE COMPANY, AS SENIOR AGENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED IN ACCORDANCE WITH ITS TERMS, THE “SUBORDINATION AGREEMENT”).  In the event of any conflict between the terms of the SUBORDINATION Agreement and this agreement, the terms of the SUBORDINATION Agreement shall control.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

SUBORDINATED NOTE

Dated as of December 28, 2018,

FOR VALUE RECEIVED, in the amount of $150,000, Cherokee, Inc., a Delaware corporation (the “Issuer”), hereby promises to pay, without setoff, deduction, recoupment or counterclaim, to Dwight Mamanteo, an individual with an address at 474 48th Avenue, Apt. PH2E, Long Island City, NY 11109 (the “Holder”), or its permitted assigns, the principal sum of $166,666.66 (the “Additional Term Loan”) plus the amount of any interest that was paid-in-kind and capitalized to such principal amount in accordance with the terms hereof, together with interest thereon from the date of this Subordinated Note (this “Note”) through the date that all principal and accrued interest under this Note is paid in full.

Subject to the terms hereof, on November 2, 2021 (the “Maturity Date”), the entire outstanding principal balance of this Note, plus any and all accrued and unpaid interest thereon, shall be due and payable in full by the Issuer to the Holder.

Reference is made to that certain Financing Agreement, dated as of August 3, 2018, among the Issuer, certain of its affiliates as guarantors, Gordon Brothers Finance Company, as administrative and collateral agent (the “Senior Agent”), and the lenders party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Financing Agreement”). All capitalized terms used in this Note that are not otherwise defined herein shall have the same meanings herein as set forth in the Senior Financing Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, and the Issuer agree:

1.Interest. The Additional Term Loan shall not bear interest on the principal amount thereof from the date hereof through, and including, January 31, 2019. To the extent the Additional Term Loan is not repaid in full (other than with respect to unasserted contingent obligations) on, or prior to, January 31, 2019 (the “Additional Term Loan Rollover), the Additional Term Loan shall bear interest on the principal amount thereof from time to time outstanding from February 1, 2019 (the “Additional Term Loan Rollover Date”) until repaid, at a rate per annum equal to (i) the LIBOR Rate (as defined below) plus 8.15%, payable quarterly, in arrears, on the first day of each quarter, commencing on April 1, 2019 and at maturity (whether upon demand, by acceleration or otherwise) plus (ii) 3.00% payable quarterly, in arrears, on the first day of each quarter, commencing on April 1, 2019 and at maturity (whether upon demand, by acceleration or otherwise), which shall be paid-in-kind, with such interest payment deemed added to the aggregate principal balance outstanding under this Note as of such payment date.

All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed

“LIBOR Rate” means the greater of (a) two percent (2.00%), and (b) the offered rate per annum for three-month deposits of U.S. Dollars that appears on Reuters Screen Page LIBOR 01 at approximately 11:00 A.M. (London, England time) two (2) business days prior to the first day of such month; provided that, if such rate is not available, the LIBOR Rate shall be deemed to be a comparable successor or alternative rate that is, at such time, designated by the Senior Agent to be the rate utilized under the Senior Financing Agreement in lieu of LIBOR or, if the monetary obligations under the Senior Financing Agreement are no longer outstanding or the Senior Agent has not specified a rate in lieu of LIBOR, the rate that is, at such time, broadly accepted by the loan market in lieu of LIBOR; provided, further, notwithstanding anything to the contrary contained herein, until such time as the monetary obligations under the Senior Financing Agreement are paid in full, any alternative LIBOR Rate utilized under this Note shall not exceed the LIBOR Rate applicable to the Senior Financing Agreement.  LIBOR Rate shall be determined on a monthly basis.

2.Payments.  Payments of principal and interest are payable by the Issuer in lawful monies of the United States of America via wire transfer in immediately available funds for deposit in the account(s) designated in writing by the Holder prior to the date of such payment.

3.Mandatory Prepayment. In each case subject to the terms of the Subordination Agreement, the Issuer shall make mandatory prepayments on this Note as follows:

(a)Upon any Disposition (as defined in the Senior Financing Agreement) of Non-Primary Brands (as defined in the Senior Financing Agreement) by any Loan Party or its Subsidiaries, the Issuer shall promptly (and in any event within two (2) Business Days) prepay the outstanding principal amount of the Note, in an amount equal to 50% of the Net Cash Proceeds (as defined in the Senior Financing Agreement) received by such Person in connection with such Disposition.

(b)upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions (as defined in the Senior Financing Agreement) under clauses (a), (b), (c), (d), (e), (f), (g), (i), (j), (k), (l), (m), (n) or (q) (without limiting clause (a) above) of the definition of Permitted Disposition set forth in the Senior Financing Agreement) by any Loan Party or its Subsidiaries, the Issuer shall promptly (and in any event within two (2) Business Days) prepay the outstanding principal amount of this Note, in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Holder as a prepayment of the Note) shall exceed for all such Dispositions $250,000 in any Fiscal Year; provided that no such prepayment shall be required to the extent such proceeds are used to replace, repair or restore properties or assets (other than current assets) used or useful in such Person’s business in accordance with Section 2.05(c) of the Senior Financing Agreement;

(c)upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or upon an Equity Issuance (other than, so long as no default or Event of Default has occurred and is continuing, Excluded Equity Issuances (as defined in the Senior Financing Agreement)), the Issuer shall promptly (and in any event within two (2) Business Days) prepay the outstanding principal amount of this Note, in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; and

(d)upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Issuer shall promptly (and in any event within two (2) Business Days) prepay the outstanding principal amount of this Note in an amount equal to 100% of the Net Cash Proceeds received by such Person; provided that no such prepayment shall be required to the extent such proceeds are used to replace, repair or restore properties or assets (other than current assets) used or useful in such Person’s business in accordance with Section 2.05(c)(v) of the Senior Financing Agreement.

Notwithstanding anything to the contrary contained herein, no prepayment shall be required pursuant to this Section 3 to the extent such proceeds have been, or will be, applied to the prepayment of the Loans in accordance with Section 2.05(c)(v) of the Senior Financing Agreement.

4.Yield Maintenance.  (a) Subject to the terms of the Subordination Agreement, to the extent that any Lender or Agent makes any claim for additional payments pursuant to the terms of Section 2.10 of the Senior Financing Agreement, Holder shall be entitled to receive any such additional payments to the extent such additional payments would be due to Holder if it were a Lender under the Senior Financing Agreement.

(b) Following an Additional Term Loan Rollover, if (x) this Note is accelerated (or deemed accelerated) while the Additional Term Loan remains outstanding, (y) the Issuer repays the Additional Term Loan in full in cash, or (z) the Issuer repays or is required to pay the Additional Term Loan in whole or in part, including, without limitation, as a voluntary or mandatory prepayment, as a result of an acceleration (including an automatic acceleration) of this Note after the occurrence of an Event of Default or upon the commencement of any proceeding pursuant to any Debtor Relief Law, or as a result of any refinancing of the Note, then on the effective date of such payment, the Issuer shall pay to the Holder a prepayment premium equal to (i) if such payment occurs on or prior to December 28, 2019, $66,640, (ii) if such payment occurs following December 28, 2019 and on or prior to December 28, 2020, $49,980 and (iii) if such payment occurs following December 28, 2020, $21,658.

5.Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)Issuer (i) fails to pay the principal or interest when required hereunder, and Issuer fails to cure such breach within five days of the date when due, or (ii) is in breach of any of the other terms, provisions or conditions set out in this Note, and Issuer fails to cure such breach within 30 days after notice thereof is provided by Holder;

(b)Issuer or any Guarantor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or (iii) shall make a general assignment for the benefit of creditors;

(c)any proceeding shall be instituted against Issuer or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

(d)Issuer or any Guarantor shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of indebtedness (excluding indebtedness evidenced by this Note) having an aggregate principal amount outstanding in excess of $750,000, including, without limitation, the Senior Financing Agreement, and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such indebtedness, or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, in each case including, without limitation, the Senior Financing Agreement, if the effect of such default or event is to accelerate the maturity of such indebtedness; or any such indebtedness shall be accelerated, declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof.  Waiver of any such default by the Holder shall not constitute a waiver under this event of default unless agreed by the Holder in writing.

6.Rights of Holder.  Upon the occurrence and during the continuance of any Event of Default, unless such Event of Default has been waived in writing by the Holder, Holder may declare all outstanding obligations and liabilities of the Issuer payable hereunder to be immediately due and payable; provided that, in the case of an Event of Default described in paragraphs (b) or (c) above, all amounts payable by the Issuer hereunder, including, without limitation, the principal balance and all accrued interest on this Note, shall automatically become immediately due and payable, without notice, action or election by the Holder. In addition to the foregoing remedies, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law or under any other agreement either by suit in equity or by action at law, or both.  No failure on the part of the Holder in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Holder of any right or remedy shall preclude the full and timely exercise by the Holder at any time of any right or remedy of the Holder hereunder without notice. No course of dealing or other conduct, no oral agreement or representation made by the Holder or usage of trade shall operate as a waiver of any right or remedy of the Holder.

7.Prepayment.  Subject to the terms of Section 4, this Note may be prepaid in whole or in part at any time, together with any accrued and unpaid interest, without premium (other than with respect to the principal amount hereof), penalty or discount.

8.Successors and Assigns.  The rights and obligations of the Issuer and the Holder of this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The Issuer may not assign this Note, in whole or in part, without the written consent of the Holder.  Subject to the Subordination Agreement, Holder may transfer, assign, hypothecate or otherwise convey its rights and obligations under this Note and any related documents and agreements, including the right to receive payment hereunder to any Affiliates of the Holder, without the consent of the Issuer or any Guarantor.

9.Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Issuer and Holder.

10.Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the respective parties at such address for a party as shall be furnished the other party hereto in writing.

11.Indemnification; Waivers.  (a) In addition to the Issuer’s other obligations under this Note, the Issuer agrees to defend, protect, indemnify and hold harmless the Holder and all of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:  (i) the negotiation, preparation, execution or performance or enforcement of this Note or any other document executed in connection with the transactions contemplated by this Note, (ii) any Holder’s furnishing of funds to the Issuer under this Note, including, without limitation, the Issuer’s use of the proceeds thereof, (iii) the Holder relying on any instructions of the Issuer or the handling of the collateral pledged by the Issuer in support of this Note, (iv) any matter relating to the transactions contemplated by this Note or by any document executed in connection with the transactions contemplated by this Note, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Issuer shall not have any obligation to any Indemnitee under this subsection (a) for any breach of the Subordination Agreement by the Indemnitees or for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b)To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11 may be unenforceable because it is violative of any law or public policy, the Issuer shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)The Issuer shall not assert, and hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Note or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Issuer hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)The indemnities and waivers set forth in this Section 11 shall survive the termination of this Note; provided, however, no monetary amount of such indemnities and waivers shall be included in the amount that the Issuer is required to pay to the Holder in order to fully repay, cancel and terminate this Note and discharge any guaranties or liens securing repayment of this Note unless a claim by a Person has been made against an Indemnitee that constitutes an Indemnified Matter and the monetary amount of such claim remains unsatisfied.

(e)The Issuer hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

12.Expenses. The Issuer agrees to pay, without duplication, within 3 Business Days after receipt of an invoice that sets forth such costs and expenses in reasonable detail, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Holder, including, without limitation, reasonable and documented fees, out-of-pocket costs and expenses of counsel for the Holder (but limited to one primary counsel), and in connection with (a) the negotiation, preparation, execution, delivery, performance and administration of this Note and the other documents entered into in connection herewith, (b) any requested amendments, waivers or consents to this Note and the other documents entered into in connection herewith whether or not such documents become effective, (c) the enforcement of any rights under this Note and the other documents entered into in connection herewith and the preservation and protection of the Holder’s rights under this Note and the other documents entered into in connection herewith, (d) the defense of any claim or action asserted or brought against the Holder by any Person that arises from or relates to this Note or the other documents entered into in connection herewith, or the Holder’s claims against the Issuer, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Note or the other documents entered into in connection herewith, (f) the filing of any petition, complaint, answer, motion or other pleading by the Holder, or the taking of any action in respect of the collateral or other security, in connection with this Note or the other documents entered into in connection herewith, except (i) in each case under clauses (d), (e) and (f), no reimbursement shall be required to the extent any such costs and expenses are the result of the gross negligence, willful misconduct of or breach of a funding obligation under the Note or the other documents entered into in connection herewith by such Person claiming reimbursement, as determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) no reimbursement shall be required to the extent any such costs and expenses are the result of a breach of the Subordination Agreement by the Holder.  Without limitation of the foregoing:  (y) the Issuer agrees to pay all stamp, document, transfer, recording, filing or similar fees or Taxes required to be paid under applicable law in connection with this Note and the other documents entered into in connection herewith, and the Issuer agrees to save the Holder harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission by the Issuer to timely pay any such fees or Taxes, and (z) if the Issuer fails to perform any covenant or agreement contained in this Note and the other documents entered into in connection herewith, the Holder may itself perform or cause performance of such covenant or agreement, and the expenses of the Holder incurred in connection therewith shall be reimbursed on demand by the Issuer.  The obligations of the Issuer under this Section 12 shall survive the repayment of this Note and discharge of any liens granted in connection herewith.

13.Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

14.CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, THE ISSUER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND

UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT 5990 Sepulveda BoulevarD, Sherman Oaks, CA 91411 (or such other address as shall be designated by written notice to the Holder from time to time), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  THE ISSUER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.  THE ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE ISSUER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ISSUER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE.

15.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER NOTE DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  ISSUER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  ISSUER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS NOTE

16.Entire Agreement.  This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the parties.  In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

17.Subordination.  Notwithstanding anything contained in this Note to the contrary, the rights and benefits of the Holder hereof, including any successor or assign, are subject and subordinated pursuant to the terms of the Subordination Agreement, and Holder shall not exercise any rights or remedies under this Note except as expressly permitted by the Subordination Agreement.

18.Reporting.  Issuer agrees that it will promptly, and in any event within (5) five Business Days, after receipt of any written request therefore from Holder deliver to Holder any financial statements, notices, reports or other information delivered by or on behalf of Issuer to the Senior Agent pursuant to Section 7.01(a) of the Senior Financing Agreement.   For avoidance of doubt, Issuer shall not deliver any material non-public information to Holder unless specifically requested by Issuer in writing.

19.Rollover. In connection with the Additional Term Loan Rollover, if applicable, the Issuer shall deliver to the Holder on the Additional Term Loan Rollover Date:

(a)a duly executed warrant for the purchase of 22,991 shares of common stock of the Issuer, dated as of the Additional Term Loan Rollover Date with an exercise price per share equal to the market price for such shares on the Additional Term Loan Rollover Date, in form reasonably acceptable to the Holder; and

(b)a non-refundable, fully earned closing fee payable to the Holder, for its own account, equal to $5,000.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first above indicated.

CHEROKEE INC., as Issuer

By:_________________________________

Name:

Title:

Signature Page to

Mamanteo Note

AGREED AND ACCEPTED:

DWIGHT MAMANTEO

______________________________

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Mamanteo Note